UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2003

ALLERGY IMMUNO TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)
Delaware	95-3937129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 W Arizona Ave DeLand, FL 32720
(Address of principal executive offices)

Registrant's telephone number including area code: (386) 943-6222

20462 Chartwell Center Drive, Cornelius, NC 28031
(Former name, former address and former fiscal year, if changed since last report.)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On June 10, 2003 the Registrant engaged Parks, Tschopp & Whitcomb, P.A., as the Registrant's independent accountants to report on the Company's balance sheet as of May 31, 2003, and the related statements of income, stockholders' equity and cash flows for the one year period then ended. The decision to appoint Parks, Tschopp & Whitcomb, P.A. was approved by the Registrant's Board of Directors. Johnson CPA, PLLC & Consulting was dismissed as the Registrant's auditors on June 10, 2003. Johnson CPA, PLLC & Consulting had served as the Registrant's independent accountants for the past fiscal year. Except for an explanatory paragraph concerning the Registrant's ability to continue as a going concern, such accountant's report on the Registrant's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were the opinions modified as to uncertainty, audit scope or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K under the Securities Act for the past two years through the date of this letter. During the Registrant's fiscal year ended May 31, 2002 and 2001, and during the period from June 1, 2002 until Johnson CPA, PLLC & Consulting's dismissal, there were no disagreements with Johnson CPA, PLLC & Consulting within the meaning of item 304 of Regulation SK or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Johnson CPA, PLLC & Consulting's satisfaction, would have caused Johnson CPA, PLLC & Consulting to make reference to the subject matter of the disagreements in connection with its reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allergy Immuno Technologies, Inc.
June 13, 2003

/s/ Larry Ball
___________________________________________
Larry Ball,
President of Allergy Immuno Technologies, Inc.